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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                        -------------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported):

                                 August 1, 2000

                        -------------------------------


                           AVERY COMMUNICATIONS, INC.
               (Exact name of registrant as specified in charter)



          Delaware                      000-27095                 12-2227079
(State or Other Jurisdiction           (Commission              (IRS Employer
       of Incorporation)               File Number)          Identification No.)


                            190 South LaSalle Street
                                   Suite 1710
                               Chicago, IL 60603
               (Address of Principal Executive Offices)(Zip Code)


                                 (312) 419-0077
                            (Registrant's telephone
                          number, including area code)

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

Item 1.  Change in Control of Registrant.

     On August 1, 2000, as part of a distribution agreement providing for Avery to distribute all the shares of its subsidiary, Primal Solutions, Inc., to Avery's securityholders, Thurston Group, Inc. acquired a proxy to vote 7,126,894 shares of Avery's series g voting preferred stock. The distribution agreement and related transactions are more fully described in Item 5 hereof, which description is incorporated by reference in this Item 1.

     Thurston Group is controlled by Patrick J. Haynes, III, the Chairman of Avery.

     After being granted the proxy to vote the 7,126,894 shares of Avery's series g voting preferred stock, Mr. Haynes now has the right to vote or to direct the voting of an aggregate of 9,740,485 shares, or approximately 54.96%, of Avery's outstanding voting securities. Prior to being granted the proxy to vote the 7,126,894 shares of Avery's series g voting preferred stock, Mr. Haynes had the right to vote or to direct the voting of an aggregate of 2,613,591 shares, or approximately 24.67%, of Avery's outstanding of voting securities.

     Immediately prior to the grant of the proxy to vote the 7,126,894 shares of Avery's series g voting preferred stock, Avery had outstanding shares that were entitled to cast an aggregate of 10,595,651 votes in the election of directors and other matters submitted to a vote of Avery's stockholders. These shares included 8,745,651 shares of common stock, each of which is entitled to one vote per share; 1,500,000 shares of Avery's series d preferred stock, each of which is entitled to one vote per share and the holders of which vote with the holders of Avery's common stock as a single class in all matters submitted to Avery's stockholders for a vote; and 350,000 shares of Avery's series e preferred stock, each of which is presently entitled to one vote per share and the holders of which vote with the holders of Avery's common stock as a single class in all matters submitted to Avery's stockholders for a vote. Each share of Avery's series e voting preferred stock is entitled to one vote for each whole share of Avery's common stock into which it is convertible on the record date for any vote of Avery's stockholders. The series e voting preferred stock is presently convertible into shares of Avery's common stock on a one-for-one basis.

     As more fully described in Item 5 hereof, the 7,126,894 shares of Avery's series g voting preferred stock were issued to the original seven stockholders of Primal, John Faltys, Joseph R. Simrell, David Haynes, Mark J. Nielsen, Arun Anand, Murari Cholapaddi, and Sanjay Gupta, in exchange for an aggregate of 7,126,894 shares of Avery's series f non-voting preferred stock as part of a series of transactions in contemplation of Avery's distribution of all the issued and outstanding shares of Primal to Avery's securityholders. Following this exchange of securities, Avery had outstanding shares that were entitled to cast an aggregate of 17,722,545 votes in the election of directors and other matters submitted to a vote of Avery's stockholders. These shares included 8,745,651 shares of common stock, each of which is entitled to one vote per share; 1,500,000 shares of Avery's series d voting preferred stock, each of which is entitled to one vote per share and the holders of which vote with the holders of Avery's common stock as a single class in all matters submitted to Avery's stockholders for a vote; 350,000 shares of Avery's series e voting preferred stock, each of which is presently entitled to one vote per share and the holders of which vote with the holders of Avery's common stock as a single class in all matters submitted to Avery's stockholders for a vote; and 7,126,894 shares of Avery's series g voting preferred stock, each of which is entitled to one vote per share and the holders of which vote with the holders of Avery's common stock as a single class in all matters submitted to Avery's stockholders for a vote. Each share of Avery's series e voting preferred stock is entitled to one vote for each whole share of Avery's common stock into which it is convertible on the record date for any vote of Avery's stockholders. The series e voting preferred stock is presently convertible into shares of Avery's common stock on a one-for-one basis.

     In consideration for the grant of the proxy to vote the 7,126,894 shares of Avery's series g voting preferred stock, Thurston Group and Patrick J. Haynes III, and each of their affiliates, including Waveland, LLC, a limited liability company wholly owned by Mr. Haynes, granted to the original seven stockholders of Primal, John Faltys, Joseph R. Simrell, David Haynes, Mark J. Nielsen, Arun Anand, Murari Cholapaddi, and Sanjay Gupta, an irrevocable proxy to vote all the shares of the Primal common stock that any of them will receive in the distribution of the Primal common stock to the stockholders of Avery as contemplated by the distribution agreement. If the distribution was effective today, and assuming Mr. Haynes and his affiliates do not exercise any of their options or warrants to purchase any shares of Avery's common stock, the proxy granted to the former Primal stockholders would cover an aggregate of 3,610,255 shares, or approximately 22.59%, of the Primal common stock that would be outstanding following the distribution and the issuance of 250,000 additional shares of the Primal common stock to Mr. Nielsen as contemplated by the distribution agreement. As more fully described in Item 5 hereof, the former Primal stockholders will also receive 32% of the Primal common stock as part of the distribution, calculated before the issuance of 250,000 additional shares of the Primal common stock to Mr. Nielsen as contemplated by the distribution agreement. If the distribution was effective today, and assuming the 250,000 additional shares of the Primal common stock were issued to Mr. Nielsen as contemplated by the distribution agreement, the former Primal stockholders would have the right to vote or to direct the voting of an aggregate of 8,895,385 shares, or approximately 55.65%, of the Primal common stock outstanding after the distribution.

     Each of the proxies covering shares of the Primal common stock provides that any action required or permitted to be taken pursuant to the proxy by John Faltys, Joseph R. Simrell, David Haynes, Mark J. Nielsen, Arun Anand, Murari Cholapaddi and Sanjay Gupta, including any voting of the shares covered thereby, may be so taken if the former holders of at least 66% of the issued and outstanding shares of Primal immediately prior to its acquisition by Avery approve the taking of any such action. These percentages were as follows:

     .    John Faltys - 30.4861%

     .    Joseph R. Simrell and David Haynes - 21.5999% each

     .    Mark J. Nielsen - 16.4969%

     .    Arun Anand, Murari Cholapaddi and Sanjay Gupta - 3.2724% each

This means that Mr. Faltys and any two of Messrs. Simrell, David Haynes or Nielsen can control the voting of these proxies.

     In the event the distribution is not completed, all the proxies will automatically terminate.

Item 5.  Other Information.

          DESCRIPTION OF PRIMAL DISTRIBUTION AND RELATED TRANSACTIONS

The Distribution

     The board of directors of Avery has approved the distribution of all the shares of its wholly owned subsidiary, Primal Solutions, Inc., to the stockholders of Avery. In so doing, the Avery board also rescinded its earlier approval of a spin-off of Avery's wholly owned subsidiary, HBS Billing Services Company, to the stockholders of Avery.

     The distribution of the Primal shares will be taxable to Avery's securityholders.

Record Date, Effective Date and Regulatory Requirements

     The Avery board has tentatively set the record date for the distribution as October 2, 2000. Accordingly, all Avery stockholders of record on the record date will be entitled to participate in the distribution and to receive the shares of the common stock of Primal that will be distributed. It is presently anticipated that the distribution will be effective on October 31, 2000.

     The shares of the Primal common stock to be distributed to the stockholders of Avery must be registered under the Securities Act of 1933 and applicable state securities laws. It is presently anticipated that Avery will cause Primal to file the registration statement with the Securities and Exchange Commission and to make the necessary state filings on or about August 25, 2000. Avery believes that this is sufficient time to make the distribution on October 31, 2000. Avery cannot, however, make the distribution of Primal's common stock until the staff of the SEC has completed its review of Primal's registration statement and Avery has satisfactorily responded to all the comments of the SEC staff, and until Avery has satisfactorily satisfied all requirements of applicable state securities laws.

     Avery does not presently believe that the approval of Avery's stockholders is required to complete the distribution of Primal to Avery's stockholders. If such stockholder approval were to be required, however, Patrick J. Haynes, III, the Chairman of Avery, presently beneficially owns approximately 55% of Avery's voting securities and could approve the transaction as approved by Avery's board without the vote of any of the other Avery stockholders.

     Avery is not aware of any other regulatory filings or approvals that will be necessary to complete the distribution of Primal to Avery's stockholders as approved by Avery's board.

History of Primal Transaction

     Avery acquired Primal after the close of business on September 30, 1999. The acquisition of Primal was accomplished by merging Primal Systems, Inc. into a wholly owned subsidiary of Avery and changing the name of that subsidiary to Primal Solutions, Inc. At that time, Avery issued 1,945,175 of its series f preferred stock to the seven stockholders of Primal Systems, John Faltys, Joseph
R. Simrell, David Haynes, Mark J. Nielsen, Arun Anand, Murari Cholapaddi, and Sanjay Gupta. Pursuant to the Primal merger agreement, an additional 1,945,188 shares of the series f preferred stock were issued at the closing and delivered into escrow to satisfy contingent liabilities. The release of these escrowed shares were also subject to Primal's meeting certain agreed revenue tests during the 12-month period ended July 31, 2000. In addition, the former Primal stockholders could also receive up to an additional 4 million shares of series f preferred stock if Primal met additional agreed revenue tests during the same 12-month period.

     Assuming the revenue tests specified in the Primal merger agreement were met and all 7,890,363 shares of the series f preferred stock were issued to the former Primal stockholders, the former Primal stockholders would have owned approximately 34% of Avery's common stock on a fully diluted basis, and assuming all of such shares were converted into Avery common stock, the former Primal stockholders would have owned approximately 43% of Avery's voting securities. These calculations assume, of course, that the former Primal stockholders would not exercise their repurchase right described in the following paragraph, and that no additional shares of Avery common stock would be issued upon the exercise of options and warrants or the conversion of convertible securities.

     As part of an investors rights agreement entered into at the same time as the Primal merger agreement among Avery and the former Primal stockholders, Avery agreed to repurchase up to 1,550,000 shares at $2.50 per share from the former Primal stockholders if Primal met or exceeded an agreed revenue test during the same 12-month period. The former Primal stockholders could exercise this right during a 60-day period beginning on August 15, 2000. If this repurchase right were fully exercised, the aggregate purchase price would be $3.875 million.

     Also as part of the investors rights agreement, the former Primal stockholders had the right for a period of two years to designate one member on Avery's board. In addition, the former Primal stockholders also had the right to have a representative attend Avery board meetings in an observer capacity.

     Finally, as part of the investors rights agreement, Avery agreed to register for sale by the former Primal stockholders all the shares of the Avery common stock issuable upon conversion of the series f preferred stock. Avery agreed to file this registration statement under the Securities Act as soon as reasonably practicable after August 15, 2000.

A Note About Calculations

     The discussion that follows will make references to percentages of ownership of the outstanding common stock of Avery and Primal on a fully diluted basis. The term "fully diluted basis" is used in this discussion to refer to the outstanding common stock of Avery or Primal assuming that all outstanding options and warrants to purchase shares of the common stock of Avery or Primal are exercised and that the underlying shares of common stock are issued and outstanding, and that all securities that are convertible into or exchangeable for shares of the common stock of Avery or Primal are converted into or exchanged for shares of the common stock of Avery or Primal and that these shares of common stock are issued and outstanding. These calculations are not the same as the calculations prescribed by generally accepted accounting principles to compute earnings per share, and they are not the same as the calculations prescribed by the SEC to compute beneficial ownership percentages.

The Distribution Agreement

     On July 31, 2000, the Primal Solutions, Inc. Preliminary Distribution Agreement was entered. The parties to the distribution agreement are as follows:

     .    Avery,

     .    Primal,

     . the former Primal stockholders, who are John Faltys, Joseph R. Simrell, David Haynes, Mark J. Nielsen, Arun Anand, Murari Cholapaddi, and Sanjay Gupta,

     .    Thurston Group, Inc.,

     . Patrick J. Haynes, III, the Chairman of Avery and the President of Thurston Group, and

     .    Scot M. McCormick, the Vice President and Chief Financial Officer of
          Avery.

For convenience in the discussion that follows, we will refer to individuals by only their last names except for David Haynes, who will be referred to as D. Haynes, and Patrick J. Haynes, III, who will be referred to as P. Haynes.

     The Distribution; Pre-Distribution Covenants

     The Distribution.  The parties agreed to use their commercially reasonable
     ----------------
best efforts to cause the distribution of the Primal common stock to Avery's stockholders to be made as soon as is reasonably practicable and otherwise to give effect to the transactions described in the distribution agreement.

     Avery and Primal agreed to cause Primal's wholly owned subsidiary, Wireless Billing Systems, to be wholly owned by Primal on the date of the distribution.

     Capitalization of Primal on the Distribution Date.  The total number of
     -------------------------------------------------
shares of Primal common stock to be issued in the distribution transactions will be calculated by dividing the sum of Avery's shares of common stock outstanding on the record date, plus the shares of Avery's common stock reserved for issuance upon the conversion of Avery's convertible securities, excluding the shares of Avery common stock reserved for the conversion of the series g preferred stock, outstanding on the record date, by 68%. If the distribution were to occur today, Primal would have 15,734,781 shares of Primal common stock issued and outstanding.

     Ownership of Primal Following the Distribution.  Immediately following the
     ----------------------------------------------
distribution, the former Primal stockholders will collectively own 32% of the outstanding shares of the Primal common stock, and the other securityholders of Avery will collectively own 68% of the outstanding shares of the Primal common stock. At the time of the distribution, Primal will not have outstanding any options, warrants or convertible securities.

     Ownership of Avery Following the Distribution.  Immediately following the
     ---------------------------------------------
distribution, the former Primal stockholders will collectively own shares of the series g preferred stock representing 15% of the outstanding shares of the Avery common stock on a fully diluted basis, and the other securityholders of Avery will collectively own 85% of the outstanding shares of the Avery common stock.

     Closing Condition.  It is a condition to making the distribution that no
     -----------------
permanent injunction or preliminary injunction or other order be entered, and not vacated, by a court or administrative agency of competent jurisdiction, in any proceeding or action, which enjoins, restrains, makes illegal or prohibits the transactions contemplated by the distribution agreement. The threat or existence of any other litigation, action or other proceeding, however, will not prevent the parties from concluding such transactions.

     Pre-Distribution Transactions

     Release of Escrow Shares.  On August 1, 2000, all 1,945,188 shares of
     ------------------------
Avery's series f preferred stock being held in escrow were released to the former Primal stockholders.

     Determination and Issuance of Additional Merger Consideration.  Avery and
     -------------------------------------------------------------
the former Primal stockholders agreed in the distribution agreement that an additional 3,236,531 shares of Avery's series f preferred stock would be issued to the former Primal stockholders pursuant to the earn-out provisions of the Primal merger agreement. The maximum number of shares that could have been earned under these provisions was 4 million. These 3,236,531 shares of Avery's series f preferred stock were issued to the former Primal stockholders on August 1, 2000.

     Exchange of Securities.  On August 1, 2000, the former Primal stockholders
     ----------------------
exchanged an aggregate of 7,126,894 shares of Avery's series f preferred stock for 7,126,894 shares of Avery's series g preferred stock. The series g preferred stock is identical in all respects to the series f preferred stock, except that

     . the series g preferred stock will have one vote for each share of Avery common stock into which it is from time to time convertible and will vote with the holders of Avery's common stock as a single class,

     . the series g preferred stock will not be entitled to participate in the distribution by Avery of the shares of the Primal common stock to Avery's securityholders, and

     . the series g preferred stock will not be convertible into Avery's common stock until the earlier of the date of the distribution or the termination of the distribution agreement.

     Redemptions.  Immediately prior to the date of the distribution, Avery will
     -----------
distribute to the former Primal stockholders 32% of the Primal common stock in redemption of such number of shares of the series g preferred stock as will leave outstanding shares of the series g preferred stock that represent 15% of Avery's common stock on a fully diluted basis.

     Amendments to Investors Rights Agreement.
     ----------------------------------------

          Elimination of Repurchase Right.  Avery and the former Primal
          -------------------------------
stockholders amended the investors rights agreement to eliminate Avery's obligation to repurchase 1,550,000 shares of Avery's common stock at $2.50 per share, or $3.875 million, issuable upon conversion of the series g preferred stock.

          Reconstitution of Primal's Board.  Avery and the former Primal
          --------------------------------
stockholders amended the investors rights agreement to reconstitute the Primal board of directors. The new Primal board consists of a total of seven members, with two members being designated by Avery, two members being designated by Faltys, Simrell, D. Haynes and Nielsen, two members being independent members, one of which shall initially be the designee of Franklin Capital Corporation, and one member being the new chief executive officer of Primal, Bill Salway. At such time as the new Primal board elects a new chief executive officer, Mr. Salway will resign or be removed from the board and the new chief executive officer will be elected to fill such vacancy. Avery and each of Faltys, Simrell, D. Haynes and Nielsen will each use their commercially reasonable best efforts to fill the vacancy on the board for an independent member as soon as is reasonably practicable. Except as to the Franklin Capital designee, Rule 4200(a)(14) of the rules of the National Association of Securities Dealers, Inc. relating to The Nasdaq Stock Market will be used to determine whether a member of the board of directors is independent. Faltys, Simrell, D. Haynes and Nielsen will not designate Nielsen to the new Primal board, and Avery will not designate either P. Haynes or McCormick to the new Primal board. All rights to designate directors will terminate on January 27, 2002.

          On August 1, 2000, Avery, in its capacity as the sole stockholder of Primal, executed a written consent to implement the new board. the members of Primal's board are John Faltys, David Haynes, Bill Salway, Spencer Brown, Alan Lindauer and Norman Phipps. Messrs. Faltys and D. Haynes are the designees of Faltys, Simrell, D. Haynes and Nielsen. Mr. Brown is Franklin Capital's designee, and Messrs. Lindauer and Phipps are Avery's designees. Messrs. Brown, Lindauer and Phipps are presently members of Avery's board. Mr. Brown has notified Avery that he wishes not to stand for reelection to Avery's board at Avery's next annual meeting of stockholders.

     New Primal CEO

     The new chief executive officer of Primal will be selected by the Primal board. The parties agreed that it is presently their view that employing a new chief executive officer of Primal is a matter of highest priority.

     Loans

     On August 1, 2000, Avery loaned $398,000 to Faltys, $377,000 to each of Simrell and D. Haynes, $287,000 to Nielsen, and $41,500 to each of Anand, Cholapaddi and Gupta. The loans are non-recourse, and none of the former Primal stockholders will have any personal liability for their repayment in excess of the collateral pledged to secure the repayment of the loans. To secure the repayment of the loans, however, each of the former Primal stockholders pledged to Avery, and granted to Avery a first priority security interest in, all shares of series f preferred stock and series g preferred stock beneficially owned by him on August 1 or thereafter acquired pursuant to the distribution agreement. Each of the loans bears interest at the rate of 6.6% per annum, the minimum applicable federal rate required to prevent imputed interest from being recognized for federal income tax purposes. Each of the loans is due and payable in full on August 1, 2002. From and after the distribution date, each of the former Primal stockholders will be permitted to sell the shares of Avery's common stock pledged as collateral to secure repayment of the loans if, and only if, all proceeds received upon any such sale are first applied to pay all accrued but unpaid interest on the loans and then to reduce the outstanding principal amount of the loans then outstanding.

     Capital Contribution to New Primal

     Avery will contribute to Primal $4 million to use for general corporate and working capital purposes. Avery contributed $2,000,000 of the $4,000,000 to Primal on August 1, 2000. Avery will contribute the remaining $2,000,000 of the $4,000,000 to Primal on the first to occur of October 29, 2000, or the distribution date, unless, in either case, such date is not a business day, in which case, the contribution will be made on the first business day following such date.

     Treatment of Avery's Convertible Securities in the Distribution

     The holders of Avery's series a, b, c, d and e preferred stocks and the convertible note will participate in the distribution on an "if converted" basis. In other words, such holders will not receive any Primal preferred stock in the distribution, and, in its place, such holders will receive one share of Primal common stock for each share of Avery common stock that such holder would have held on the record date for the distribution had such holder converted the Avery preferred stock or note held by such holder into Avery common stock on the day immediately preceding the record date.

     Registration Statements

     Distribution Registration Statement.  Avery will cause Primal to file a
     -----------------------------------
registration statement to register all shares of Primal common stock to be issued in the distribution under the Securities Act and under all applicable state securities laws as soon as reasonably practicable, and will use its commercially reasonable best efforts to cause such registration statement to be declared effective by the SEC and obtain permits under state securities laws. Faltys, Simrell, D. Haynes and Nielsen will use their commercially reasonable best efforts to cooperate with Avery. Avery will pay all costs and expenses in connection the registration statement. Avery will cause such registration statement to comply in substance and as to form in all material respects with the requirements of the Securities Act and the rules promulgated thereunder, and will provide Faltys, Simrell, D. Haynes and Nielsen with a reasonable opportunity to review and comment upon the registration statement and any amendments thereto, and Avery will further keep Faltys, Simrell, D. Haynes and Nielsen reasonably apprized as to its status.

     Avery Resale Registration Statement.  Avery will file a registration
     -----------------------------------
statement to register all shares of Avery common stock beneficially owned by the former Primal stockholders, or that they would be entitled to receive upon conversion of the series g preferred stock, for resale under the Securities Act as soon as reasonably practicable after August 28, 2000, will use its commercially reasonable best efforts to cause such registration statement to be declared effective by the SEC, and will pay all related costs and expenses. Avery will cause such registration statement to comply in substance and as to form in all material respects with the requirements of the Securities Act and the rules promulgated thereunder, and will provide Faltys, Simrell, D. Haynes and Nielsen with a reasonable opportunity to review and comment upon the registration statement and any amendments thereto, and Avery will further keep Faltys, Simrell, D. Haynes and Nielsen reasonably apprized as to its status.

     Primal Resale Registration Statement.  Primal will file a registration
     ------------------------------------
statement to register all shares of Primal common stock held by the former Primal stockholders for resale under the Securities Act as soon as practicable, but in no event later than 90 days, after completion of the distribution, will use its commercially reasonable best efforts to cause such registration statement to be declared effective by the SEC, and will pay all related costs and expenses. Primal will cause such registration statement to comply in substance and as to form in all material respects with the requirements of the Securities Act and the rules promulgated thereunder, and will provide Faltys, Simrell, D. Haynes and Nielsen with a reasonable opportunity to review and comment upon the registration statement and any amendments thereto, and Primal will further keep Faltys, Simrell, D. Haynes and Nielsen reasonably apprized as to its status.

     Irrevocable Proxies

     On August 1, 2000, each of the former Primal stockholders executed and delivered to Thurston Group and its affiliates an irrevocable proxy to vote all shares of the series g preferred stock owned or held by him or thereafter acquired, and all shares of the Avery common stock owned or held by him or thereafter acquired.

     On August 1, 2000, each of Thurston Group and its affiliates and P. Haynes and his affiliate, Waveland, LLC, executed and delivered to the former Primal stockholders an irrevocable proxy to vote all shares of Primal common stock held by them or thereafter acquired. P. Haynes, the Chairman of Avery, is an affiliate of Thurston Group.

     P. Haynes, in his capacity as Chairman of Avery, also holds a proxy to vote certain shares of Avery common stock held in escrow in connection with Avery's acquisition of its HBS Billing Services Company subsidiary. P. Haynes, in his capacity as the Chairman of Avery, granted to the former Primal stockholders an irrevocable proxy to vote the shares of Primal common stock distributed to the escrow agent for these shares until they are released from escrow or until they are returned to Avery pursuant to the provisions of the governing escrow agreement.

     Each of the proxies covering shares of the Primal common stock provides that any action required or permitted to be taken pursuant to the proxy by Faltys, Simrell, D. Haynes, Nielsen, Anand, Cholapaddi and Gupta, including any voting of the shares covered thereby, may be so taken if the former holders of at least 66% of the issued and outstanding shares of Primal immediately prior to its acquisition by Avery approve the taking of any such action. These percentages were as follows:

     .    Faltys - 30.4861%

     .    Simrell and D. Haynes - 21.5999% each

     .    Nielsen - 16.4969%

     .    Anand, Cholapaddi and Gupta - 3.2724% each

This means that Faltys and any two of Simrell, D. Haynes or Nielsen can control the voting of these proxies.

     For information regarding the number of shares covered by these proxies and the percentages of the voting securities such shares represent, please see descriptions of such matters set forth Item 1 hereof, which descriptions are incorporated by reference herein.

     In the event the distribution is not completed, the proxies will automatically terminate.

     Expenses

     Except as otherwise provided, Avery will pay all legal and accounting fees incurred by Avery, Primal and Faltys, Simrell, D. Haynes and Nielsen in connection with the distribution agreement and the distribution. Avery's liability to pay for legal and accounting fees incurred by Primal and Faltys, Simrell, D. Haynes and Nielsen, however, is limited to an aggregate of $75,000.

     New Primal Interim CEO

     Bill Salway will initially be the chief executive officer of Primal. Mr. Salway will serve in such position on an interim basis until the Primal board of directors elects a new chief executive officer, at which time Mr. Salway will relinquish his title or be removed and resume his title and duties as the president and chief operating officer of Primal. As part of the distribution, the Primal board of directors will grant stock options to Mr. Salway to replace his Avery stock options, which will be canceled as part of the distribution.

     New Primal Interim Management

     Until the distribution date, Primal will not employ Nielsen in any capacity without the express prior written consent of Avery, nor will Nielsen serve as a member of the Primal board of directors without the express prior written consent of Avery.

     Adjustments to Avery's Options and Convertible Securities in the
Distribution

     The parties agreed that Avery's outstanding options, warrants and convertible securities will be adjusted to give effect to the distribution as follows:

     Incentive Stock Options.  All 550,777 options intended to qualify as
     -----------------------
incentive stock options under Section 422 of the Internal Revenue Code and held by employees of Primal or Wireless Billing Systems will be canceled as part of the distribution, effective on and as of the distribution date.

     The option spread, whether positive or negative, at the distribution date with respect to existing Avery options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code and held by employees of Avery and HBS Billing Services Company after the distribution will be preserved by adjusting the per share exercise price and the number of shares covered by each such option to reflect the distribution. Each such option will be adjusted so that

     . the per share exercise price will equal the original per share exercise price multiplied by the "Avery ratio," as described below, and

     . the number of shares of Avery common stock covered will equal the original number of shares stated in the applicable option divided by the Avery ratio.

     The "Avery ratio" is a fraction. The numerator of this fraction is 3. The denominator of this fraction is 5.

     Non-Qualified Stock Options and Common Stock Purchase Warrants.  Nielsen's
     --------------------------------------------------------------
options to purchase 925,000 shares of Avery common stock and Bill Salway's options to purchase 300,000 shares of Avery common stock will be canceled as part of the distribution, effective on and as of the distribution date.

     Avery's remaining outstanding options to purchase Avery common stock that were granted under Avery's 1999 flexible incentive plan and not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code, outstanding non-qualified stock options that were not granted under Avery's 1999 flexible incentive plan, and Avery's outstanding Common Stock purchase warrants will be adjusted to reflect the distribution. The option or warrant spread, whether positive or negative, at the distribution date with respect to such options and warrants will be preserved by adjusting the per share exercise price and the number of shares covered by each such option or warrant to reflect the distribution. Each such option or warrant will be adjusted so that

     . the per share exercise price will equal the original per share exercise price multiplied by the Avery ratio, and

     . the number of shares of Avery common stock covered will equal the original number of shares stated in the applicable option or warrant divided by the Avery ratio.

     Avery's Convertible Preferred Stocks.  Avery's outstanding convertible
     ------------------------------------
preferred stocks will be adjusted to reflect the distribution. The conversion spread, whether positive or negative, at the distribution date with respect to such preferred stocks will be preserved by adjusting the per share conversion price on the distribution date to reflect the distribution. Because each series of Avery's outstanding convertible preferred stock is convertible into as many shares as is determined by dividing a fixed dollar amount by the current conversion price, and none of such series is convertible into a fixed number of shares, it is not necessary to make an adjustment regarding the number of shares to be received upon conversion. Avery's outstanding series a, b, c, d and e preferred stocks will be adjusted so that the per share conversion price of each such series will equal the current per share conversion price on the distribution date multiplied by the Avery ratio.

     A different adjustment, however, is required for the series g preferred stock. Because the outstanding shares of these series are supposed to be equal to, if all such shares were converted into Avery common stock, 15% of the Avery common stock on a fully diluted basis both before and after the distribution, simply multiplying the current conversion price by the Avery ratio would result in these shares being equal to more than 15% after the distribution because the number of outstanding shares of Avery Common stock will not be adjusted in the distribution. Accordingly, the series g preferred stock will be adjusted so that the per share conversion price of each such series will equal the current per share conversion price on the distribution date multiplied by the "Primal Preferred ratio." The "Primal

Preferred ratio" is a fraction. The numerator of this fraction is the number of outstanding shares of Avery common stock on a fully diluted basis immediately preceding the distribution date, excluding the shares of Avery common stock reserved for issuance upon conversion of the series g preferred stock. The denominator of this fraction is the number of outstanding shares of Avery common stock on a fully diluted basis on the distribution date, excluding the shares of Avery common stock reserved for issuance upon conversion of the series g preferred stock.

     Avery's Convertible Note.  Avery's outstanding convertible note will be
     ------------------------
adjusted to reflect the distribution. The conversion spread, whether positive or negative, at the distribution date with respect to such note will be preserved by adjusting the per share conversion price on the distribution date to reflect the distribution. Because the note is convertible into as many shares as the principal amount thereof divided by the present conversion price will purchase, and is not presently convertible into a fixed number of shares, it is not necessary to make an adjustment regarding the number of shares to be received upon conversion. The per share conversion price of the note will be adjusted to equal the current conversion price on the distribution date multiplied by the Avery ratio.

     Releases

     The parties to the distribution agreement have mutually released one another from all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which any of them now has, have ever had or may hereafter have against any of the other parties arising contemporaneously with or prior to July 31, 2000, or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to July 31, 2000. Obligations under the distribution agreement and other existing agreements are excluded from the releases.

     The parties have also agreed to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind, against any other party based upon any matter purported to be released or based upon the distribution or the other transactions contemplated by the distribution agreement. Any claim, demand or proceeding based upon a breach or alleged breach of the distribution agreement, however, are expressly excluded.

     Without in any way limiting any of the rights and remedies otherwise available to any of the parties, each of the parties agreed to indemnify and hold harmless each other from and against all loss, liability, claim, damage, including incidental and consequential damages, or expense, including costs of investigation and defense and reasonable attorneys' fees, whether or not involving third party claims, arising directly or indirectly from or in connection with the assertion by or on behalf of any party of any claim or other matter purported to be released or based upon the distribution or the other transactions contemplated by the distribution agreement, other than any claim, demand or proceeding based upon a breach or alleged breach of the distribution agreement, which claims, demands and proceedings are expressly excluded, and the assertion by any third party of any claim or demand against any of the parties, which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of any of any party against such third party of any claims or other matters purported to be released or based upon the distribution or the other transactions contemplated by the distribution agreement, other than any claim, demand or proceeding based upon a breach or alleged breach of the distribution agreement, which claims, demands and proceedings are expressly excluded.

     Corsair Guarantee

     It is a condition precedent to Avery's making the distribution that Avery be fully and unconditionally released from any and all liability under its guarantee of amounts owed by Primal to Corsair Computing, or, alternatively, that an arrangement or arrangements reasonably satisfactory to Avery be made to mitigate Avery's liability under such guarantee. With respect to the foregoing, however, Avery acknowledged and agreed that one such satisfactory arrangement will be an agreement to indemnify and hold Avery harmless from and against any and all liabilities of any nature whatsoever arising from or incidental to such guarantee from Primal and Wireless Billing Systems.

     New Primal Management Compensation

     From and after the distribution date, Faltys, Simrell and D. Haynes may receive such stock options as may be granted to them by the Primal board of directors.

     Prior Agreements Still in Effect

     Except as expressly modified by the distribution agreement, each of the other terms and provisions of the Primal merger agreement and the investors rights agreement were ratified and confirmed in all respects and remain in full force and effect in accordance with their terms.

     Issuance of New Primal Common Stock to Nielsen

     On the first business day following the distribution date, Primal will issue to Nielsen 250,000 shares of the Primal common stock. Nielsen agreed that the issuance of such shares is in replacement of Nielsen's options to purchase 925,000 shares of Avery common stock, which are being canceled as part of the distribution, and that the cancellation of such options is a condition precedent to the receipt of such Primal common stock. Accordingly, Nielsen agreed and consented to Avery's cancellation of Nielsen's option to purchase 925,000 shares of Avery Common Stock as provided in the distribution agreement.

     Resignations

     Primal Directors.  All parties who were directors of Primal on July 31,
     ----------------
2000, resigned as directors of Primal, effective for all purposes on and as of such date.

     Primal Officers.  All parties, other than Faltys, Simrell and Haynes, who
     ---------------
were officers of Primal on July 31, 2000, resigned as officers of Primal, effective for all purposes on and as of such date.

     Nielsen as Avery Director.  Nielsen resigned as a director of Avery,
     -------------------------
effective for all purposes and as of July 31, 2000.

     Entire Agreement and Modifications

     The distribution agreement supersedes all prior agreements between the parties with respect to its subject matter, including that certain Memo dated June 2000, but specifically not including the Primal merger agreement, the investors rights agreement or the escrow agreement, except to the extent that the Primal merger agreement or the investors rights agreement are amended by the distribution agreement, and the employment agreements between Primal and each of Faltys, Simrell and D. Haynes, and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. The distribution agreement may not be amended except by a written agreement executed by the party to be charged with the amendment. With respect to the foregoing, however, any action required or permitted to be taken under the distribution agreement, other than any amendment thereof, but including voting of any proxy referred to in the distribution agreement, by Faltys, Simrell, D. Haynes and Nielsen or the former Primal stockholders may be so taken if the former holders of at least 66% of the issued and outstanding shares of Primal immediately prior to Primal's acquisition by Avery approve the taking of any such action, other than the amendment hereof, but including voting of any proxy referred to in the distribution agreement.

Indemnification Agreement

     Avery and Faltys, Simrell and D. Haynes entered into an indemnification agreement at the time of signing the distribution agreement. The purpose of the indemnification agreement is for Avery to indemnify Faltys, Simrell and D. Haynes for claims made by third parties relating to the distribution and related transaction and for expenses incurred by them in connection with such claims. The indemnification is intended to provide Faltys, Simrell and D. Haynes with protections similar to those provided to the directors and officers of Avery by Avery's bylaws and by the standard form of indemnification agreement to which Avery and each of its directors and officers is a party.

Item 7.  Financial Statements and Exhibits.

     (c) Exhibits

          2.1 Primal Solutions, Inc. Preliminary Distribution Agreement (the "Distribution Agreement"), dated July 31, 2000, by and among Avery Communications, Inc., a Delaware corporation, Primal Solutions, Inc., a Delaware corporation,

               John Faltys, Joseph R. Simrell, David Haynes, Mark J. Nielsen, Arun Anand, Murari Cholappadi, Sanjay Gupta, Thurston Group, Inc., a Delaware corporation, Patrick J. Haynes, III, and Scot M. McCormick.

          2.2  Form of Non-Recourse Promissory Note, which is attached as
               Exhibit 5-A to the Distribution Agreement and incorporated by reference herein.

          2.3 Form of Pledge Agreement, which is attached as Exhibit 5-B to the Distribution Agreement and incorporated by reference herein.

          2.4 Form of Irrevocable Proxy for Thurston Group, Inc., Patrick J. Haynes, III and their affiliates relating to the common stock of Primal, which is attached as Exhibit 9-A to the Distribution Agreement and incorporated by reference herein.

          2.5 Form of Irrevocable Proxy for the former Primal stockholders relating to the common stock of Avery, which is attached as
               Exhibit 9-B to the Distribution Agreement and incorporated by reference herein.

          2.6 Indemnification Agreement dated July 31, 2000, by and between Avery Communications, Inc., a Delaware corporation, John Faltys, Joseph R. Simrell, and David Haynes.

          99.1 Press Release dated August 10, 2000.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              AVERY COMMUNICATIONS, INC.



Date: August 14, 2000               By:  /s/ Scot M. McCormick
                                       ---------------------------
                                        Scot M. McCormick
                                        Vice President

                                 EXHIBIT INDEX

Exhibit                                                                                 Page
Number                             Description of Document                             Number
------                             -----------------------                             ------
    2.1  Primal Solutions, Inc. Preliminary Distribution Agreement (the
         "Distribution Agreement"), dated July 31, 2000, by and among Avery
         Communications, Inc., a Delaware corporation, Primal Solutions, Inc., a
         Delaware corporation, John Faltys, Joseph R. Simrell, David Haynes,
         Mark J. Nielsen, Arun Anand, Murari Cholappadi, Sanjay Gupta, Thurston
         Group, Inc., a Delaware corporation, Patrick J. Haynes, III and Scot M.
         McCormick.

    2.2 Form of Non-Recourse Promissory Note, which is attached as Exhibit 5-A to the Distribution Agreement and incorporated by reference herein.

    2.3 Form of Pledge Agreement, which is attached as Exhibit 5-B to the Distribution Agreement and incorporated by reference herein.

    2.4  Form of Irrevocable Proxy for Thurston Group, Inc. Patrick J. Haynes
         III and their affiliates relating to the common stock of Primal, which is attached as Exhibit 9-A to the Distribution Agreement and incorporated by reference herein.

    2.5 Form of Irrevocable Proxy for the former Primal stockholders relating to the common stock of Avery, which is attached as Exhibit 9-B to the Distribution Agreement and incorporated by reference herein.

    2.6  Indemnification Agreement, dated July 31, 2000, by and between Avery
         Communications, Inc., a Delaware corporation, John Faltys, Joseph R.
         Simrell, and David Haynes.

   99.1  Press Release dated August 10, 2000